                                                                     EXHIBIT 1.1

                              Purchase Agreement

                                                                  August 5, 1997


MONTGOMERY SECURITIES
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
BT SECURITIES CORPORATION
SOCIETE GENERALE SECURITIES CORPORATION
     As Initial Purchasers
c/o MONTGOMERY-SECURITIES
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

          INTRODUCTORY. Signature Resorts, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the
   ----------
respective amounts set forth in such Schedule A of $200,000,000 aggregate
                                     ----------
principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2007 (the "Notes"). Montgomery Securities, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., BT Securities Corporation and Societe Generale Securities Corporation have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

          The Notes will be issued pursuant to an indenture dated as of August 1, 1997 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Notes issued in book entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary").

          The holders of the Notes will be entitled to the benefits of a registration rights agreement to be dated as of the Closing Date (as defined herein) (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file, no later than 75 days after the Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act (as defined below).

          The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the "Subsequent Purchasers") at any time after the date of this Purchase Agreement. The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

          The Company has prepared and delivered to each Initial Purchaser copies of an Offering Memorandum "subject to completion" dated July 21, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of the Offering Memorandum dated the date hereof describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to herein, the Company's Offering Memorandum dated the date hereof, including amendments or supplements thereto, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Notes. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 4(h)) furnished by the Company prior to the completion of the distribution of the Notes.

          The Company currently operates, directly or through subsidiaries, the 22 resorts described in the Offering Memorandum (the "Existing Resorts"). The Company has entered into a definitive purchase agreement (the "LSI Purchase Agreement") to acquire all of the outstanding shares of stock of LSI Group Holdings Plc ("LSI"), a United Kingdom corporation, in exchange for newly issued shares of the Company's Common Stock ("Common Stock"), par value $0.01 per share (the "LSI Acquisition"). The Company anticipates that the LSI Acquisition will be consummated in August 1997. Following the LSI Acquisition, the Company will operate, directly or through subsidiaries, the 11 LSI Resorts (as defined in the Offering Memorandum, the "LSI Resorts").

          The Company hereby confirms its agreements with respect to the purchase of the Notes by the Initial Purchasers as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

     (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 3(e) hereof and with the procedures set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

     (b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the

Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

     (c) Eligibility for Resale under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under
Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

     (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement contained in this Section l(d) shall be applicable to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished by or on behalf of any Initial Purchaser specifically for use in the preparation thereof. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144(A)(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary Offering Memorandum, the Offering Memorandum and other materials permitted or not prohibited by the Securities Act.

     (e) [intentionally omitted]

     (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

       (h) Authorization of the Notes and the Exchange Notes. (i) The Notes to be purchased by the Initial Purchasers from the Company have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for in accordance with the terms of this Agreement and the Indenture, will be duly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity and (ii) the Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity and will be entitled to the benefits of the Indenture.

     (i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity.

     (j) Description of the Notes and the Indenture. The Notes, the Exchange Notes, the Registration Rights Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.

     (k) No Material Adverse Change. Except as disclosed in or specifically contemplated by the Offering Memorandum, subsequent to the respect~ve dates as of which information is given in the Offering Memorandum: (i) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, the Company Affiliates and Subsidiaries (as defined below) and, upon consummation of the LSI Acquisition and except as set forth in the LSI Purchase Agreement and the exhibits or schedules thereto, LSI, considered as one entity (a "Material Adverse Change"), (ii) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, shares or interests, as applicable (other than such dividends or distributions paid to shareholders to satisfy tax liabilities) and the Company is not in arrears or default in the payment of principal or interest on any outstanding material debt obligations, and (iv) there has not been any change (excluding transfers) in the capital stock of the Company, or indebtedness material to the Company (other than the sale of securities under this Agreement and other than in the ordinary course of business).

     (l) Independent Accountants. Arthur Andersen LLP, Ernst & Young LLP and KPMG, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or chartered or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

     (m) Preparation of the Financial Statements. The consolidated financial statements of the Company, Plantation Resorts Group, Inc. ("PRG") and LSI, together with the related notes thereto, set forth in the Offering Memorandum fairly present the financial condition of such entities as of the dates indicated and the results of operations and changes in financial position for the periods presented. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles as applied in the United States (with respect to the Company and PRG) and the United Kingdom (with respect to LSI) applied on a consistent basis as certified by the applicable independent accountants named in Section l(l). The selected financial data set forth in the Offering Memorandum under the captions "Consolidated Capitalization," "Selected Consolidated and Restated Historical Financial Information of the Company," "Selected Financial Data of PRG," "Selected Financial Data of LSI," "Pro Forma Financial Information (Unaudited) of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on the basis stated in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum, under the caption "Selected Consolidated and Restated Historical Financial Information of the Company" and elsewhere, have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

     (n) Incorporation and Good Standing of the Company and the Company Affiliates and Subsidiaries. The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to conduct its business as currently conducted or as described in the Offering Memorandum. Each of the Company's affiliates (as defined in Rule 144(a) under the Securities Act) and subsidiaries which is material to the operation of the Company, considered as whole (the "Company Affiliates and Subsidiaries") has been duly formed and is validly existing as a partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of formation, with full power and authority (partnership and other) to own and lease its properties and conduct its respective businesses as currently conducted or described in the Offering Memorandum, except where the failure to be in good standing would not result in a Material Adverse Change. The Company has full legal right, power and authority to enter into this Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes and the Indenture and to perform the transactions contemplated hereby and thereby. The Company and each of the Company Affiliates and Subsidiaries are duly qualified to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Change; and to the Company's knowledge no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

      (o) Capitalization and Other Capital Stock Matters. At March 31, 1997, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Consolidated Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum).

      (p) [intentionally omitted]

      (q) No Current Defaults. Except as disclosed in the Offering Memorandum, each of the Company and each Company Afffiliate and Subsidiary is not in violation of any of its articles of organization or by-laws, and is not in breach or default (either by itself or upon notice or the passage of time or both) ("Default") with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, or to which any of its property or assets is subject (each, an "Existing Instrument"), except for any such violation, breach or Default that will not result in a Material Adverse Change.

     (r) Non-Contravention of Existing Instruments. The making and performance of this Agreement, the Registration Rights Agreement, and the Indenture, and the issuance and delivery of the Notes or the Exchange Notes, and the consummation of the transactions contemplated herein and therein, (i) will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Company Affiliates and Subsidiaries and (ii) will not conflict with, result in the breach or violation of, or constitute a Default under (A) any Existing Instrument or (B) any statute or any authorization, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Company Affiliates and Subsidiaries or any of the Existing Resorts, in each case except as would not result in a Material Adverse Change.

     (s) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Notes or the Exchange Notes or the consummation of the transactions otherwise contemplated hereby and thereby except for compliance with the Securities Act, the Exchange Act, the Trust Indenture Act, the Blue Sky or state or Canadian securities laws (collectively, the "Blue Sky Laws") applicable to the offering of the Notes by the several Initial Purchasers, the issuance of the Exchange Notes or the consummation of the Exchange Offer, and except for any such consent, approval, authorization or other order as has been or will be obtained prior to the Closing Date, or in the case of the Exchange Notes, prior to the date of issuance.

     (t) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of the Company Affiliates and Subsidiaries are a party or of which any resort owned or leased by the Company Affiliates and Subsidiaries is the subject, or related to environmental or discrimination matters, which actions, suits or proceedings could reasonably be anticipated to individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change. Neither the Company nor any of the Company Affiliates and Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. To the Company's knowledge, no labor problem exists or is imminent with respect to the employees of any of the Existing Resorts, the Company, any of the Company Affiliates and Subsidiaries or, except as set forth in the Offering Memorandum or in the LSI Purchase Agreement or the schedules or exhibits thereto, the LSI Resorts which could result in a Material Adverse Change.

     (u) Intellectual Property Rights. Except as specifically disclosed in or specifically contemplated by the Offering Memorandum, the Company has and, upon consummation of the LSI Acquisition and except as set forth in the LSI Purchase Agreement or schedules or exhibits thereto, will have sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct its businesses as now conducted or as described in the Offering Memorandum; the expiration of any Intangibles, approvals or governmental authorizations will not result in a Material Adverse Change; and the Company has no knowledge of any material infringement by it or any of the Company Affiliates and Subsidiaries or, except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, LSI of any Intangibles, and there is no claim being made against the Company or any of the Company Affiliates and Subsidiaries or, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, LSI regarding any Intangible or other infringement which could result in a Material Adverse Change.

     (v) All Necessary Permits, etc. Except as set forth in the Offering Memorandum, the Company, each of the Company Affiliates and Subsidiaries and, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, LSI are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; and to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, any such authorization, license, permit, consent, certificate or order.

     (w) Title to Properties. Except as set forth in the Offering Memorandum, each of the Company, each of the Company Affiliates and Subsidiaries and, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, LSI has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section l(m) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, any such Company Affiliate or Subsidiary or LSI. Except as disclosed in the Offering Memorandum, the Company and each of the Company Affiliates and Subsidiaries owns or leases all such properties as are necessary to operate the Existing Resorts as now conducted or as proposed to be conducted, except with respect to the Poipu Resort and the San Luis Bay intervals.

     (x) Tax Law Compliance. The Company and each of the Company Affiliates and Subsidiaries and, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto and except as set forth in the Offering Memorandum, LSI has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules and exhibits thereto, LSI has filed all necessary tax returns and has paid all taxes due; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, any of the Company Affiliates and Subsidiaries or LSI, in each case except as would not, individually or in the aggregate, result in a Material Adverse Change.

     (y) Company Not an "Investment Company". The Company is not, nor will it conduct its business in a manner in which it would become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (z) Insurance. The Company and the Company Affiliates and Subsidiaries have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Company, or the Company Affiliates and Subsidiaries, with respect to each of the Existing Resorts (other than the Poipu Resort) and, upon consummation of the LSI Acquisition and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, the LSI Resorts, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company, including, among other things, insurance against theft, damage, destruction and acts of vandalism. The Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such resort. Title insurance in favor of the Company or the Company Affiliates and Subsidiaries, is in force with respect to each of the Existing Resorts in an amount reasonably acceptable to a reasonably prudent company in a similar line of business (except with respect to the St. Maarten Resorts) and, upon consummation of the LSI Acquisition and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, the Company shall have received title opinions in favor of the Company or the Company Affiliates and Subsidiaries with respect to the LSI Resorts.

     (aa) Certain Losses. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company has not sustained any loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would result in a Material Adverse Change.

     (ab) No Price Stabilization or Manipulation. Neither the Company nor any of the Company Affiliates and Subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

     (ac) [intentionally omitted]

     (ad) No Unlawful Contributions or Other Payments. None of the Company, any of the Company Affiliates and Subsidiaries or, to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, LSI has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (ae) Company's Accounting System. The Company and each of the Company Affiliates and Subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (af) Compliance with Environmental Laws. The Company and each of the Company Affiliates and Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local rules, laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received, or will have received, as of the Closing Date, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are or will be, as of the Closing Date, as the case may be, in compliance with all terms and conditions of any such permit, license or approval, in each case except as would not result in a Material Adverse Change. As used herein, "Hazardous Material" shall mean (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law, foreign or domestic. To the Company's knowledge, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company or any Company Affiliate or Subsidiary arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by such entity, or (b) any violation or alleged violation of any

Environmental Law, which liability, alleged liability or potential liability is material to the Company or such Company Affiliate or Subsidiary, as applicable, except as set forth in the Offering Memorandum.

     (ag) [intentionally omitted]

     (ah) Disinterestedness of Environmental Engineering Firms. No environmental engineering firm which prepared Phase I environmental assessment reports (or other similar reports with respect to the Existing Resorts as set forth in the Offering Memorandum) was, at the time such reports were delivered, employed for such purpose on a contingent basis or had any substantial interest in the Company or any of the Company Affiliates and Subsidiaries.

     (ai) ERISA Compliance. The assets of neither the Company nor any of the Company Affiliates and Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (aj) Compliance with Timeshare Laws. The Company and, to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, LSI are in compliance with all federal, state, local and foreign laws and regulations applicable to such entity regarding the marketing, offers to sell and sales of vacation intervals in each state in which the Company is doing business, including, but not limited to, the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964 and 1968 and all corresponding foreign laws, in each case as applicable to the Company and/or LSI, and in each case except as would not result in a Material Adverse Change. The Company and, to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, LSI have filed all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations, and the Company and, to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, LSI are in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is or may become subject, in each case except as would not result in a Material Adverse Change. The Company and each of the Company Affiliates and Subsidiaries have, or upon the Closing Date will have, all permits and licenses which are required to sell vacation intervals in each state and foreign jurisdiction where they conduct business, in each case except as would not result in a Material Adverse Change. To the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, the Company will have, upon consummation of the LSI Acquisition, all permits and licenses which are required to sell vacation points at the LSI Resorts in each jurisdiction where the Company or any Company Affiliate or Subsidiary conducts or will conduct business, in each case except as would not result in a Material Adverse Change.

     (ak) Compliance with All Laws. Except as set forth in the Offering Memorandum, neither the Company nor any of the Company Affiliates and Subsidiaries has been advised, or has reason to believe, that the Company or any of the Company Affiliates and Subsidiaries or, except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, LSI is not conducting its businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which any of them is operating, including, without limitation, all applicable local, state, federal and foreign environmental laws and regulations, in each case except as would not result in a Material Adverse Change.

     (al) Mortgage Related Matters. The mortgages and deeds of trust encumbering the Existing Resorts and, to the best knowledge of the Company and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, the LSI Resorts are not convertible into equity securities of the Company nor does the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned, upon consummation of the LSI Acquisition, directly or indirectly by the Company, and since the Company's initial public offering and as of the date hereof, the Company has not acquired any property subject to such mortgage.

     (am) No Finder's Fees. Neither the Company nor any of the Company Affiliates and Subsidiaries has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Offering Memorandum.

     (an) No First Refusals to Purchase Resorts. Except as set forth in the Offering Memorandum, no person has an option or right of first refusal to purchase all or part of any of the Existing Resorts (other than the Poipu Resort) or, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, any of the LSI Resorts, or any interest therein. Except as set forth in the Offering Memorandum, each of the Existing Resorts and, to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, each of the LSI Resorts complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes and laws relating to handicapped access), except for such non compliance as will not result in a Material Adverse Change. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, number of vacation intervals planned for, the use of any improvements on, or access to, the Existing Resorts or, except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, the LSI Resorts.

     (ao) Company's Relationship with Westin and Promus. To the Company's knowledge, no dispute exists or is imminent between the Company and Promus Hotels, Inc. or between the Company and Westin Hotels & Resorts and no officer or director of the Company has any agreement or understanding (verbally or in writing) with Westin Hotels & Resorts except as set forth in the Prospectus.

     (ap) LSI Acquisition.

          (i) LSI Purchase Agreement. The Company has full legal right, power and authority to enter into the LSI Purchase Agreement and perform the transactions contemplated thereby. The LSI Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms.

          (ii) Non-Contravention of Certain Instruments and Laws. Assuming the consents and approvals set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto have been obtained, the making and performance of the LSI Purchase Agreement by the Company and by LSI and the consummation of the transactions therein contemplated, will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Company Affiliates and Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, a Default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Company Affiliates and Subsidiaries is a party or by which the Company, any of the Company Affiliates and Subsidiaries and, to the Company's knowledge and except as set forth in the Offering Memorandum, any of the Existing Resorts may be bound or affected, (B) to the Company's knowledge and except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which LSI is a party or by which any of the LSI Resorts may be bound or affected (collectively, the "Existing LSI Contracts") or (C) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Company Affiliates and Subsidiaries or any of the Existing Resorts or, to the Company's knowledge and except as set forth in the Offering Memorandum or the LSI Purchase Agreement or the schedules or exhibits thereto, LSI or any of the LSI Resorts, in each case except as individually or in the aggregate would not result in a Material Adverse Change.

          (iii) [intentionally omitted]

           (iv) LSI Written Consents. Except as set forth in the LSI Purchase Agreement or the schedules or exhibits thereto, consummation of the LSI Acquisition and operation of the LSI Resorts by the Company as contemplated by the Offering Memorandum will not require the consent of any other party to any Existing LSI Contract except for such consents as have been or, prior to the consummation of the LSI Acquisition, will be obtained in writing by the Company, a Company Affiliate or Subsidiary, or LSI, as applicable (the "LSI Written Consents") and except as individually or in the aggregate will not result in a Material Adverse Change.

            (v) No Further Approvals. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including, without limitation (A) the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and corresponding foreign laws, and (B) the procurement of a waiver by the City Panel of the application of the City Code on Takeovers and Mergers for the execution and delivery of the LSI Purchase Agreement or the consummation of the transactions contemplated therein except for such consents, approvals, authorizations and waivers as have been or will be obtained prior to the consummation of the LSI Acquisition and except for compliance with the Act, the Exchange Act, and the Blue Sky Laws applicable to the transactions contemplated by the LSI Purchase Agreement.

        (aq) Pooling of Interest Treatment. The Company has received from its independent certified public accountants and made available to counsel for the Initial Purchasers a letter respecting pooling of interest treatment relating to the PRG Merger (as defined in the Offering Memorandum) and a draft letter respecting pooling of interest treatment relating to the LSI Acquisition.

        Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. Each of the Initial Purchasers, represents and warrants to the Company that the information set forth (i) on the cover page of the Offering Memorandum with respect to price, commissions and terms of offering and (ii) under the caption "Plan of Distribution" in the Offering Memorandum was furnished to the Company by and on behalf of the Initial Purchasers for use in connection with the preparation of the Offering Memorandum and is correct in all material respects. Montgomery Securities represents and warrants that it has been authorized by each of the other Initial Purchasers to enter into this Agreement on their behalf and to act for each Initial Purchaser in the manner herein provided.

     SECTION 3. PURCHASE, SALE AND DELIVERY OF THE NOTES.

        (a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 99.234% of the principal amount
         ----------
thereof. The Company agrees to pay to the Initial Purchasers a commission equal to 3% of the aggregate principal amount of the Notes, payable on the Closing Date.

        (b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins, 633 W. 5th Street, Suite 4000, Los Angeles, California 90071 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m., New York time, on August 8, 1997 or such other time and date not later than 12:30 P.M., New York time, on August 13, 1997 as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

        (c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Montgomery Securities for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against payment by wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

     (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

     (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor").

     SECTION 4. ADDITIONAL COVENANTS. The Company further covenants and agrees with each Initial Purchaser as follows:

     (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

     (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees promptly to prepare (subject to Section 4(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 4(b).

     (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

     (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky Laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

     (f) Ratings of the Notes. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps to provide their respective credit ratings of the Notes.

     (g) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

     (h) Additional Issuer Information. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A.

     (i) [intentionally omitted]

     (j) Future Reports to the Initial Purchasers. During the period of five years hereafter the Company will furnish to 600 Montgomery Street, San Francisco, California 94111, Telecopier: (415) 249-5802, Attention: Eric Peterson, with a copy to O'Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111, Telecopier: (415) 984-8701, Attention: Peter T. Healy, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet as the Company as of the close of such fiscal year and statements of income, stockholders' equity, and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Notes).

          (k) Registration Rights Agreement. The Company shall comply with all provisions and obligations of, and shall cause the Exchange Offer (as defined in the Registration Rights Agreement) to be made in the appropriate form as contemplated by, the Registration Rights Agreement, and shall comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (l) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(1) or 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

          (m) Rule 144A Information. The Company agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          (n) [intentionally omitted]

          (o) Legended Notes. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

          (p) PORTAL Market. The Company will use its best efforts to cause such Notes to qualify for initial designation and continued designation as PORTAL securities in the National Association of Securities Dealers, Inc. PORTAL Market (the "PORTAL Market").

          Montgomery Securities, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial

Purchasers, (iii) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture and the Notes, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky Laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (v) the fees and expenses of the Trustee, (vii) any fees payable in connection with the rating of the Notes or the Exchange Notes with the ratings agencies and the designation of the Notes as PORTAL securities, (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for "book-entry" transfer, and (viii) the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

     SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Initial
Purchasers shall have received from Arthur Andersen LLP and KPMG, independent public or chartered or certified public accountants for the Company or LSI, as applicable, letters dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

     (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

         (i) there shall not have occurred any Material Adverse Change; and

        (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (c) Opinions of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinions of:

         (i) Latham & Watkins, counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A;
                                                   ---------

        (ii) Andrew D. Hutton, Vice President and General Counsel of the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B;
   ---------

       (iii) Ballard Spahr Andrews and Ingersoll, special Maryland counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C;
          ---------

        (iv) Schreeder, Wheeler & Flint, special Georgia counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D;
   ---------

         (v) Jones, Blechman, Woltz & Kelly, P.C., special Virginia counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E; and
          ---------

        (vi) SJ Berwin & Co. as special British counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.
                                                                     ---------

     (d) Opinions of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinions of O'Melveny and Myers LLP, counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

     (e) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

         (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

        (ii) the representations, warranties and covenants of the Company set forth in Section I of this Agreement are true and correct with the same force and effect as though expressly made on and as of the closing date;

       (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

        (iv) each of the respective signers of each certificate has carefully examined the Offering Memorandum; in his opinion and to the knowledge of the Company the Offering Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such certificate shall not require any representation concerning statements in, or omitted from, the Offering Memorandum, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in preparation of the Offering Memorandum.

          (f) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from Arthur Andersen LLP and KPMG, independent public or chartered or certified public accountants for the Company or LSI, letters dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the respective letters furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          (g) PORTAL Designation. At the Closing Date the Notes shall have been designated for trading in the PORTAL Market.

          (h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

          (i) LSI Purchase Agreement. The Initial Purchasers shall have received a copy of the executed LSI Purchase Agreement.

          (j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Initial Purchasers pursuant to Section 6 or Section 16 or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 8. OFFER, SALE AND RESALE PROCEDURES. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby represents and warrants and covenants with each other to observe the following procedures in connection with the offer and sale of the Notes:

            (a) Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (i) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), (ii) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors") or (iii) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth under the captions "Notice to Investors" and "Annex A" and on pages 99-104 of the Preliminary Offering Memorandum, all of which are hereby expressly made a part hereof.

            (b) No General Solicitation. The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Notes.

            (c) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

            (d) Restrictions on Transfer. Upon original issuance thereof by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

            "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT,

     WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

     Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

            (e) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Notes from such Initial Purchaser, in connection with its original distribution of the Notes, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     SECTION 9.  INDEMNIFICATION AND CONTRIBUTION.

            (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act, the Trust Indenture

     Act, or other federal, state or Canadian statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, the Preliminary Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Initial Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, the Preliminary Offering Memorandum or as a result of any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to this agreement; and provided the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Notes concerned to the extent that any such loss, claim, damage liability or expense of such Initial Purchaser results from the fact that a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of sale of such Notes to such person as required by the Securities Act. In addition to its other obligations under this Section 9(a) the Company agrees that it will reimburse expenses as provided in this
     Section 9(a) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligations to reimburse each Initial Purchaser for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Initial Purchaser shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Initial Purchaser within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser will severally indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, the Trust Indenture Act, or other federal or state statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Offering Memorandum, the Preliminary Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum, the Preliminary Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to this agreement; and will reimburse the Company, or any such director, officer or any controlling person of the Company for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person of the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 9(b), each Initial Purchaser severally agrees that it will reimburse expenses as provided in this Section 9(b) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Initial Purchasers, obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person of the Company) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person of the Company) shall promptly return it to the Initial Purchasers together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
     Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all indemnified parties who are parties to such action or set of related actions) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d)  Contribution. If the indemnification provided for in this
     Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 9(a), 9(b) or 9(c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Initial Purchasers in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) of this Section 9 for purposes of indemnification. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Notes distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several in proportion to their respective commitments as set forth opposite their names in Schedule A and not joint.
                             ----------

            (e) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 9(a) or 9(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 9(a) and 9(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 9(a) or 9(b) hereof.

     SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq National Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or
(iv) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Initial Purchasers, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Notes. Any termination pursuant to this Section 10 shall be without liability on the part of any Initial Purchaser to the Company or on the part of the Company to any Initial Purchaser (except for expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof).

     SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

     Montgomery Securities
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile: 415-249-5558
     Attention: Richard A. Smith

with a copy to:

     Montgomery Securities
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile: (415) 249-5553
     Attention: David A. Baylor, Esq.

     and:

     O'Melveny & Myers LLP
     Embarcadero Center West
     275 Battery Street, Suite 2600
     San Francisco, California 94111-3305
     Facsimile: (415) 984-8701
     Attention: Peter T. Healy, Esq.

If to the Company:

     Signature Resorts, Inc.
     5933 West Century Boulevard, Suite 210
     Los Angeles, California 90045
     Facsimile: 310-348-1000
     Attention: Andrew D. Hutton, Esq.

with a copy to:

     Latham & Watkins
     633 West 5th Street, Suite 400
     Los Angeles, California 90071-2007
     Facsimile: 213-891-8763
     Attention: John M. Newell, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

     SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule A bears to
                                                             ----------
the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Section 5, Section 7 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

             As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

             Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act or otherwise.

                          [signature page to follow]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                               Very truly yours,


                               SIGNATURE RESORTS, INC.


                               By:    /s/ Andrew D. Hutton
                                      -----------------------------------
                               Name:   Andrew D. Hutton
                                      -----------------------------------
                               Title:  Vice President and General Counsel
                                      -----------------------------------


     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers in San Francisco, California as of the date first above written.

MONTGOMERY SECURITIES
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
BT SECURITIES CORPORATION
SOCIETE GENERALE SECURITIES CORPORATION

As the several Initial Purchasers

By:  MONTGOMERY SECURITIES


     By:    /s/ Peter Wilson
            -----------------
     Name:  Peter Wilson
            -----------------
     Title: Managing Director
            -----------------

                                  SCHEDULE A


                                                   Aggregate Principal
           Initial Purchaser                             Amount
           -----------------                     of Notes to be Purchased
                                                 ------------------------

Montgomery Securities ........................... $100,000,000

Donaldson, Lufkin & Jenrette
       Securities Corporation ...................   60,000,000

Goldman, Sachs & Co. ............................   20,000,000

BT Securities Corporation .......................   10,000,000

Societe Generale Securities
        Corporation .............................   10,000,000
                                                  ------------

        Total ................................... $200,000,000
                                                  ============


                                  Schedule A
